Exhibit 10.21


                        [LETTERHEAD OF EQUITY ALLIANCE]


                                   WITNESSETH:

AGREEMENT made as of the 17th day of October 2005 by and between Equity Alliance International LLC. (hereinafter referred to as Equity Alliance International LLC") and MidNet Inc.(hereinafter referred to as "M1DX").

WHEREAS, Equity Alliance International LLC is engaged in the business of providing and rendering public relations and communications services and has knowledge, expertise and personnel to render the requisite services to MIDX; and

WHEREAS, MIDX is desirous of retaining Equity Alliance International LLC for the purpose of obtaining public relations and corporate communications services so as to better, more fully and more effectively deal and communicate with its shareholders and the investment banking community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

     1. ENGAGEMENT OF EQUITY ALLIANCE INTERNATIONAL LLC. MIDX herewith engages Equity Alliance International LLC and Equity Alliance International LLC agree to render to MIDX public relations, communications, advisory and consulting services.

          A. The consulting services to be provided by Equity Alliance International LLC shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of MIDX's activities and to stimulate the investment community's interest in MIDX. MIDX acknowledges that Equity Alliance International LLC's ability to relate information regarding MIDX's activities is directly related to the information provided by MIDX to Equity Alliance International LLC.

          B. M1DX acknowledges that Equity Alliance International LLC will devote such time as is reasonably necessary to perform the services for MIDX, having due regard for Equity Alliance International LLC's commitments and obligations to other business for which it performs consulting services.

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COMPENSATION AND EXPENSE REIMBURSEMENT.

MIDX will pay Equity Alliance International LLC, 900,000 restricted shares of MIDX Common Stock as compensation for the services provided for IN THIS Agreement and as reimbursement for expenses incurred by Equity Alliance International LLC MIDX's behalf; in the manner set forth Schedule A annexed to this Agreement, which Schedule is incorporated herein by reference.

TERM AND TERMINATION. This Agreement shall be for a period of 6 months, commencing November 1, 2005 and terminating May 1, 2006. Either party hereto shall have the right to terminate this Agreement upon (14) days prior written notice to the other party. Upon termination, the 900,000 shares issued hereunder shall be nonrefundable, in whole or in part. Any other accrued fees or expenses to which Equity Alliance International LLC is entitled hereunder, as of the termination date, shall be due and payable within the (10) days of termination date.

TREATMENT OF CONFIDENTIAL INFORMATION. Company shall not disclose, without the consent of MIDX, any financial and business information concerning the business, affairs, plans and programs of MIOX which are delivered by MIDX to Equity Alliance International LLC in connection with Equity Alliance International LLC's services hereunder, provided such information is plainly and prominently marked in writing by MIDX as being confidential (the "Confidential Information"). Equity Alliance International LLC will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) Equity Alliance International LLC is required to disclose the Confidential Information pursuant to a subpoena or other judicial order.

REPRESENTATION BY EQUITY ALLIANCE INTERNATIONAL LLC OF OTHER MIDX MI DX acknowledges and consents to Equity Alliance International LLC rendering public relations, consulting and/or communications services to other companies engaged in the same or similar business as that of MIDX.

INDEMNIFICATION BY MIDX AS TO INFORMATION PROVIDED TO EQUITY ALLIANCE INTERNATIONAL LLC. MIDX acknowledges that Equity Alliance International LLC, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by MIDX's officers, directors, agents and/or employees. MIDX agrees to indemnify, hold harmless and defend Equity Alliance International LLC, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by MIDX to Equity Alliance International LLC.

INDEPENDENT CONTRACTOR. It is expressly understood, acknowledged and agreed that Equity Alliance International LLC is acting as an independent contractor in performing its services hereunder. MIDX shall carry no workers compensation insurance or any

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health or accident insurance on Equity Alliance International LLC or its employees. MIDX shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits, which might be customary in an employer-employee relationship,

NON-ASSIGNMENT. Without the written consent of the other party, neither party shall assign this Agreement or any obligations hereunder, without the prior written consent of the other party.

NOTICES. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified by either party to the other in writing.

ENTIRE AGREEMENT. This agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

MODIFICATION AND WAIVER. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

LAW TO GOVERN; FORUM FOR DISPUTES. Equity Alliance International LLC and the MIDX agree that any legal disputes that may occur between Equity Alliance International LLC and MIDX, and that arise out of, or are related in any way to, Equity Alliance International LLC's contract with MIDX and/or its performance of services under this contract or the termination of this contract, and which disputes cannot be resolved informally, shall be resolved exclusively through final and binding private arbitration before an arbitrator mutually selected by Equity Alliance International LLC and the MIDX, with each party to bear its own costs and attorney fees. The laws of the State of California shall apply in all respects. If Equity Alliance International LLC and the MIDX are unable to agree upon an arbitrator within twenty-one (21) days after either party made a written demand for arbitration, the matter will be submitted for arbitration to the San Diego office of the American Arbitration Association pursuant to the rules governing contract dispute resolution in effect as of December 1, 2004. Notwithstanding the foregoing, in no event shall a demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by the applicable statutes of limitation.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Date: 17 Oct 05

By: /s/ Tile Kunz
   --------------------------
   Tile Kunz
   CEO
   MidNet Inc


/s/ Dean C. Lynch                       Date: 24 October 2005
--------------------------                   ----------------
Dean C. Lynch
President
Equity Alliance International LLC

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SCHEDULE A-1 INDEMNIFCATION BY MIDX DISCLAIMER

SCHEDULE A-2 PAYMENT FOR SERVICES END REIMBURSEMEAT OF EXPENSES

SCHEDULE A-3 CONSULTING SERVICES


SCHEDULE A-1

INDEMNIFICATION BY MIDX DISCLAIMER

("MIDX(degree) acknowledges that any and all information disseminated to Equity Alliance International LLC. ("Equity Alliance International LLC") is truthful, reliable, and factual to the best of MIDX's knowledge and comprehension. MIDX further acknowledges that Equity Alliance international LLC, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by MIDX'S officers, directors, agents and/or employees. MIDX agrees to indemnify, hold harmless and defend Equity Alliance International LLC, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by MIDX to Equity Alliance International LLC.

MIDX shall approve in writing, any written material created by Equity Alliance International LLC prior to any release or distribution thereof


By: /s/ Tile Kunz
   --------------------------

Date: 17 October 05

Tile Kunz
CEO
MidNet Inc


/s/ Dean C. Lynch                       Date: 24 October 2005
--------------------------                   ----------------
Dean C. Lynch
President
Equity Alliance International LLC

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SCHEDULE A-2

PAYMENT FOR SERVICES AND REIMBURSMENT OF EXPENSES

A. For the services to be rendered and performed BY Equity Alliance International LLC during the term of the Agreement, MIDX shall, upon acccptance of this Agreement:

     MIDX shall also reimburse Equity Alliance international LLC for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties for MIDX upon presentation of statements setting forth in reasonable detail the amount of such expenses. Equity Alliance International LLC shall not incur any expense for any single: item in excess, of two hundred and fifty dollars ($250), either verbally or written, except upon the prior approval of MIDX. Equity Alliance International LLC agrees that any travel, entertainment or other expense that it may incur and which may be referable to more than one of its clients (including MLDX) will be prorated among the companies for which such expense has been incurred.


/s/ Tile Kunz                           Date: 17 October 2005
--------------------------                   ----------------
Tile Kunz
CEO
MidNet Inc


/s/ Dean C. Lynch                       Date: 24 October 2005
--------------------------                   ----------------
Dean C. Lynch
President
Equity Alliance International LLC

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SCHEDULE A-3 CONSULTING SERVICES

EQUITY ALLIANCE INTERNATIONAL LLC. COVENANTS AND AGREES AS FOLLOWS;

A. to utilise Equity Alliance International LLC 's database of investors. stock brokers, fund managers, market makers and analysts as a source to introduce new investors to the merits of M1DX; through direct contact, mailers, telemarketing, faxing and mass entailing of materials and reports on MIDX;

B.   to arrange, if possible. for independent research reports and articles of
     MIDX:

C. to arrange meetings with investors, stuck broken, fund managers, and analysts, if requested, by MIDX;

D. to make. available Equity Alliance International LLC 's U.S. phone number for press releases and PR material for investor inquiries;

E.   to plan and develop, if requested, MIDX 's investor relations materials;

F. to insure Equity Alliance International LLC's personnel are fully conversant with MIDX, its products and activities: G. to cause its officers, directors and employees not to disclose any confidential information that may be made available from time to time to Equity Alliance International LLC;

H. to provide MIDX with monthly reports detailing; Equity Alliance International LLC `s activities including contacts made and materials sent out.


/s/ Tile Kunz                           Date: 17 October 2005
--------------------------                   ----------------
Tile Kunz
CEO
MidNet Inc


/s/ Dean C. Lynch                       Date: 24 October 2005
--------------------------                   ----------------
Dean C. Lynch
President
Equity Alliance International LLC

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